Gannett Announces Fourth Quarter 2022 Results

24% Digital-Only Paid Subscription Growth Year-Over-Year to 2.03 million Paid Subscriptions
Digital-only Circulation Revenues of $35.5 million Grew 29% Year-over-Year
Digital Marketing Solutions Core Platform Revenues(1) of $119.7 million, up 9% Year-over-Year
Repaid $47.3 million in Debt During the Fourth Quarter and $146.6 million of Debt in 2022

MCLEAN, VA — February 23, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the fourth quarter ended December 31, 2022.

"During the fourth quarter the Company continued to make significant progress against its strategic priorities and we ended 2022 with our highest quarterly Adjusted EBITDA for the year, resulting in significant sequential growth over the prior quarter,” said Michael Reed, Gannett Chairman and Chief Executive Office. “This illustrates the effectiveness of our ongoing cost management program which has enabled us to navigate the near-term volatility and we believe will allow Gannett to realize its long-term growth goals. As a result, we believe we have laid the foundation for strong full year 2023 guidance which includes significant cash flow growth."

"Importantly, in addition to the results from our cost management efforts, we also continued to see the success of our digital-only subscription and Digital Marketing Solutions growth strategies. In the fourth quarter revenue from our digital-only paid subscriptions rose 29% year-over-year, as we surpassed 2.0 million digital-only paid subscriptions, and our Digital Marketing Solutions business achieved its third consecutive quarter of sequential core platform revenue growth, while maintaining double-digit Adjusted EBITDA margins.”

“We also continued to make significant progress towards debt reduction, repaying $47 million of debt while ending the year with a cash balance of $94 million. We believe we are well positioned to further improve our overall capital structure in 2023 due to the expected improvement in free cash flow along with continued real estate asset sales. We are pleased to enter 2023 with solid liquidity, a healthy balance sheet, and a robust real estate asset sales pipeline which we believe will allow us to continue our aggressive debt repayment strategy.”

Fourth Quarter 2022 Financial Highlights:
•Total revenues of $730.7 million decreased 11.6% compared to the fourth quarter of 2021
◦Same store revenues(2) decreased 10.3% compared to the fourth quarter of 2021
•Total digital revenues were $269.2 million or 36.8% of total revenues, down 0.4% over the same period in the prior year on a same store(2) basis mainly as a result of declines in digital media year-over-year
•Net income attributable to Gannett of $32.8 million, an income margin of 4.5%
◦Adjusted net income attributable to Gannett(2) of $53.2 million
•Adjusted EBITDA(2) totaled $90.4 million, a decrease of 21.7% compared to the fourth quarter of 2021
◦Sequential improvement of 74.1% compared to the third quarter of 2022
◦Adjusted EBITDA margin(2) of 12.4%, representing sequential improvement of 520 basis points compared to the third quarter of 2022
•Cash provided by operating activities of $7.8 million
•Free cash flow(2) usage of $1.6 million

(1) Core platform revenues is defined as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.
(2) See "Use of Non-GAAP Information" below for information about this non-GAAP measure.

Fourth Quarter 2022 Business Highlights:

•Digital-only paid subscriptions of 2.03 million at the end of the fourth quarter of 2022, up 24.2% compared to same period in the prior year
•Digital-only circulation revenues of $35.5 million grew 28.6% year-over-year and increased 29.5% year-over-year on a same store basis(2)
•179 million average monthly unique visitors in the fourth quarter of 2022 with 133 million average monthly unique visitors coming from our USA TODAY NETWORK (based on December 2022 Comscore Media Metrix®) and 46 million average monthly unique visitors resulting from our U.K. digital properties
•Digital Marketing Solutions segment revenues of $121.1 million grew 7.0% year-over year and increased 7.8% year-over-year on a same store basis(2)
◦Total core platform revenues(1) experienced a record high of $119.7 million in the fourth quarter of 2022, up 8.7% compared to the same quarter in the prior year
◦Total core platform customers of 15,300 were up 0.9% compared to the fourth quarter of 2021
◦Average revenue per user(3) was $2,607, increasing 7.7% compared to the fourth quarter of 2021
◦Net income attributable to Gannett within the segment was $12.0 million in the fourth quarter of 2022 and Net income attributable to Gannett margin within the segment was 9.9% in the fourth quarter of 2022 versus 6.6% in the same quarter of the prior year
◦Adjusted EBITDA(2) within the segment of $16.4 million in the fourth quarter of 2022, increasing 15.2% compared to the same period in the prior year. Adjusted EBITDA margin(2) within the segment increased to 13.5% in the fourth quarter of 2022 versus 12.6% in the same quarter of the prior year
•As of December 31, 2022, the Company had cash and cash equivalents of $94.3 million
•Total principal amount of debt outstanding as of December 31, 2022 was $1,272.2 million including $783.6 million in first lien debt, which resulted in a First Lien Net Leverage(4) of 2.68x
•During the fourth quarter of 2022, the Company repaid $47.3 million of debt
◦The Company repurchased approximately $17.8 million of 6.00% first lien notes due November 1, 2026 ("the 2026 Senior Notes") for approximately $14.4 million representing a discount to par
◦The Company repaid $29.5 million of its five-year senior secured term loan facility (the “New Senior Secured Term Loan”) using the proceeds from real estate and other asset sales from the fourth quarter of 2022 and prior quarters totaling $14.4 million and its scheduled quarterly amortization of $15.1 million
•Subsequent to December 31, 2022:
◦The Company repaid approximately $22.2 million of debt using the proceeds from real estate sales. Approximately $5.0 million of the proceeds were used to repurchase approximately $6.1 million of the 2026 Senior Notes, representing a discount to par. The remaining $16.2 million of proceeds were used to repay the New Senior Secured Term Loan
◦The Company signed a multi-year strategic partnership with Gambling.com Group Limited ("Gambling.com Group"), a leading provider of player acquisition services for the regulated global online gambling industry. Under the agreement, Gambling.com Group will provide relevant content for sports enthusiasts while
(3) Average revenue per user is defined as monthly revenue divided by average customer count within the given period.
(4) As of December 31, 2022, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our New Senior Secured Term Loan and 6% first lien notes due November 1, 2026 (the “2026 Senior Notes”) and dividing that by Q4 2022 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the New Senior Secured Term Loan refinancing in October 2021.

leveraging Gannett's reach across the U.S. media landscape through the USA TODAY Network across the country
◦The Company launched a partnership with Marketplace Platforms to power unbiased personal finance advice and product reviews with affiliate monetization opportunities under a new "USA TODAY Blueprint" section on the USA TODAY website

Financial Highlights

in thousands	Fourth Quarter 2022	Full Year 2022
Revenues	$730,664	$2,945,303
Net income (loss) attributable to Gannett	32,767	(78,002)
Adjusted EBITDA(5) (non-GAAP)	90,352	257,283
Adjusted Net income (loss) attributable to Gannett(5) (non-GAAP)	53,205	(15,712)
Cash provided by operating activities	7,794	40,776
Free cash flow(5) (non-GAAP)	(1,639)	(4,600)
(5) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
The Company presents its full year 2023 outlook below. The Company's estimates do not factor in the impact of any future acquisitions or dispositions.

Full Year 2023 Outlook
Revenues	$2.75B to $2.80B
Same-store total revenues(6)(7) Year-Over-Year	(5% to 3%)
Net income (loss) attributable to Gannett	($20M) to $10M
Cash provided by operating activities	$120M to $140M
Free cash flow(6)(7)(8) (non-GAAP)	$80M to $100M
Adjusted EBITDA(6)(7) (non-GAAP)	$280M to $300M
First lien net leverage	<2.0x
(6) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Same-store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(7) Refer to "Business Outlook" on Tables 11, 12 and 13 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.
(8) Capital expenditures are assumed at $40 million for full year 2023. Figure does not include asset disposition proceeds which we estimate will be approximately $65 million to $75 million in 2023.
Earnings Conference Call

Management will host a conference call on Thursday, February 23, 2023 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Fourth Quarter Earnings Call" or access code "13733333". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, March 9, 2023 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13733333".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes The USA TODAY NETWORK, which includes USA TODAY, and local media organizations in 43 states in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. We also own digital marketing services companies under the brand LocaliQ, which provide a cloud-based platform of products to enable small and medium-sized businesses to accomplish their marketing goals. In addition, our portfolio includes what we believe is the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our Business Outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, expectations regarding our free cash flows, revenues, net income (loss) attributable to Gannett, same-store revenues and cash flows, expectations regarding our long-term growth, expectations regarding growth in revenues and Adjusted EBITDA, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost management programs, our cost structure and future revenue trends and our ability to influence trends. Words such as "expect(s)", believes(s)", "will", "outlook", "continue", "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$94,255	$130,756
Accounts receivable, net of allowance for doubtful accounts of $16,697 and $16,470, respectively	289,415	328,733
Inventories	45,223	37,662
Prepaid expenses and other current assets	78,884	80,110
Total current assets	507,777	577,261
Property, plant and equipment, net	305,994	415,384
Operating lease assets	233,322	271,935
Goodwill	533,166	533,709
Intangible assets, net	613,358	713,153
Deferred tax assets	56,618	32,399
Pension and other assets	143,320	284,228
Total assets	$2,393,555	$2,828,069

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$351,848	$357,014
Deferred revenue	153,648	184,838
Current portion of long-term debt	60,452	69,456
Other current liabilities	51,090	51,218
Total current liabilities	617,038	662,526
Long-term debt	695,642	769,446
Convertible debt	405,681	393,354
Deferred tax liabilities	1,439	28,812
Pension and other postretirement benefit obligations	50,710	71,937
Long-term operating lease liabilities	219,109	254,969
Other long-term liabilities	108,563	117,410
Total noncurrent liabilities	1,481,144	1,635,928
Total liabilities	2,098,182	2,298,454
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 153,286,104 shares issued and 146,223,179 shares outstanding at December 31, 2022; 144,667,389 shares issued and 142,299,399 shares outstanding at December 31, 2021	1,533	1,446
Treasury stock, at cost, 7,062,925 shares and 2,367,990 shares at December 31, 2022 and December 31, 2021, respectively	(14,737)	(8,151)
Additional paid-in capital	1,409,578	1,400,206
Accumulated deficit	(999,401)	(921,399)
Accumulated other comprehensive (loss) income	(101,231)	59,998
Total Gannett stockholders equity	295,742	532,100
Noncontrolling interests	(369)	(2,485)
Total equity	295,373	529,615
Total liabilities and equity	$2,393,555	$2,828,069

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Table No. 2	Three months ended December 31,		Year ended December 31,
In thousands, except per share amounts	2022	2021	2022	2021
	(Unaudited)
Advertising and marketing services	$375,567	$430,674	$1,496,137	$1,651,161
Circulation	256,679	307,276	1,084,637	1,249,674
Other	98,418	88,589	364,529	307,248
Total operating revenues	730,664	826,539	2,945,303	3,208,083
Operating costs	455,123	470,305	1,860,353	1,901,564
Selling, general and administrative expenses	190,342	249,880	852,488	902,064
Depreciation and amortization	39,931	49,506	182,022	203,958
Integration and reorganization costs	27,520	13,817	87,974	49,284
Asset impairments	46	842	1,056	3,976
Loss (gain) on sale or disposal of assets, net	2,729	8,002	(6,883)	17,208
Other operating expenses	227	9,598	1,892	20,952
Total operating expenses	715,918	801,950	2,978,902	3,099,006
Operating income (loss)	14,746	24,589	(33,599)	109,077
Interest expense	28,526	26,378	108,366	135,748
(Gain) loss on early extinguishment of debt	(2,663)	22,712	(399)	48,708
Non-operating pension income	(7,590)	(23,713)	(58,953)	(95,357)
Loss on convertible notes derivative	—	—	—	126,600
Other non-operating income, net	(4,896)	(14,747)	(5,707)	(18,701)
Non-operating expenses	13,377	10,630	43,307	196,998
Income (loss) before income taxes	1,369	13,959	(76,906)	(87,921)
(Benefit) provision for income taxes	(31,300)	36,683	1,349	48,250
Net income (loss)	$32,669	$(22,724)	$(78,255)	$(136,171)
Net loss attributable to noncontrolling interests	(98)	(276)	(253)	(1,209)
Net income (loss) attributable to Gannett	$32,767	$(22,448)	$(78,002)	$(134,962)

Interest adjustment to Net income (loss) attributable to Gannett for assumed conversions of the 2027 Notes, net of taxes	$7,909	$—	$—	$—
Net income (loss) attributable to Gannett for diluted earnings per share	$40,676	$(22,448)	$(78,002)	$(134,962)

Income (loss) per share attributable to Gannett - basic	$0.24	$(0.17)	$(0.57)	$(1.00)
Income (loss) per share attributable to Gannett - diluted	$0.17	$(0.17)	$(0.57)	$(1.00)

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Table No. 3	Year ended December 31,
In thousands	2022	2021
Operating activities
Net loss	$(78,255)	$(136,171)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	182,022	203,958
Share-based compensation expense	16,751	18,439
Non-cash interest expense	21,303	25,507
Provision for deferred income taxes	2,549	44,970
(Gain) loss on sale or disposal of assets, net	(6,883)	17,208
Loss on convertible notes derivative	—	126,600
(Gain) loss on early extinguishment of debt	(399)	48,708
Asset impairments	1,056	3,976
Pension and other postretirement benefit obligations	(80,012)	(150,824)
Change in other assets and liabilities:
Accounts receivables, net	44,943	(33,246)
Inventory	(7,434)	(2,824)
Prepaid expenses	3,244	5,576
Accounts payable and accrued liabilities	(23,653)	(33,457)
Deferred revenue	(30,076)	931
Other assets and liabilities	(4,380)	(11,898)
Cash provided by operating activities	40,776	127,453
Investing activities
Acquisitions, net of cash acquired	(15,432)	(125)
Purchase of property, plant and equipment	(45,376)	(39,560)
Proceeds from sale of real estate and other assets	83,504	111,765
Change in other investing activities	(572)	(1,433)
Cash provided by investing activities	22,124	70,647
Financing activities
Payments of deferred financing costs	(1,652)	(21,071)
Borrowings of long-term debt	80,000	1,934,940
Repayments of long-term debt	(170,994)	(2,156,046)
Repurchase of convertible debt	—	(15,012)
Acquisition of noncontrolling interests	(2,050)	—
Treasury stock	(6,555)	(3,244)
Changes in other financing activities	(1,616)	(739)
Cash used for financing activities	(102,867)	(261,172)
Effect of currency exchange rate change on cash	1,152	(35)
Decrease in cash, cash equivalents and restricted cash	(38,815)	(63,107)
Cash, cash equivalents and restricted cash at beginning of year	143,619	206,726
Cash, cash equivalents and restricted cash at end of year	$104,804	$143,619

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended December 31,		Year ended December 31,
In thousands	2022	2021	2022	2021
Operating revenues:
Gannett Media	$646,167	$746,798	$2,614,436	$2,886,735
Digital Marketing Solutions	121,112	113,210	468,883	442,299
Corporate and Other	1,398	1,943	5,440	8,371
Intersegment eliminations	(38,013)	(35,412)	(143,456)	(129,322)
Total	$730,664	$826,539	$2,945,303	$3,208,083

Adjusted EBITDA:
Gannett Media	$82,148	$116,575	$247,675	$433,973
Digital Marketing Solutions	16,404	14,235	57,580	50,960
Corporate and Other	(8,200)	(15,399)	(47,972)	(51,221)
Total	$90,352	$115,411	$257,283	$433,712

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by operating activities as reported on the Consolidated statement of cash flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2023 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items does not factor in the impact of any further acquisitions or dispositions within 2023. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook (see Table 11 below), our projected non-GAAP Same Store revenues outlook (see Table 12 below) as well as our projected non-GAAP Free cash flow outlook (see Table 13 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended December 31, 2022
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$40,793	$11,971	$(19,997)	$32,767
Benefit for income taxes	—	—	(31,300)	(31,300)
Interest expense	—	—	28,526	28,526
Gain on early extinguishment of debt	—	—	(2,663)	(2,663)
Non-operating pension income	(7,590)	—	—	(7,590)
Depreciation and amortization	29,121	5,892	4,918	39,931
Integration and reorganization costs	17,860	233	9,427	27,520
Other operating expenses	—	—	227	227
Asset impairments	46	—	—	46
Loss (gain) on sale or disposal of assets, net	2,729	1	(1)	2,729
Share-based compensation expense	—	—	3,474	3,474
Other items	(811)	(1,693)	(811)	(3,315)
Adjusted EBITDA (non-GAAP basis)	$82,148	$16,404	$(8,200)	$90,352
Net income (loss) attributable to Gannett margin	6.3%	9.9%	NM	4.5%
Adjusted EBITDA margin (non-GAAP basis)	12.7%	13.5%	NM	12.4%
NM indicates not meaningful.

	Three months ended December 31, 2021
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$89,307	$7,452	$(119,207)	$(22,448)
Provision for income taxes	—	—	36,683	36,683
Interest expense	—	—	26,378	26,378
Loss on early extinguishment of debt	—	—	22,712	22,712
Non-operating pension income	(23,713)	—	—	(23,713)
Depreciation and amortization	38,548	6,396	4,562	49,506
Integration and reorganization costs	5,319	409	8,089	13,817
Other operating expenses	—	—	9,598	9,598
Asset impairments	842	—	—	842
Loss on sale or disposal of assets, net	7,930	14	58	8,002
Share-based compensation expense	—	—	4,635	4,635
Other items	(1,658)	(36)	(8,907)	(10,601)
Adjusted EBITDA (non-GAAP basis)	$116,575	$14,235	$(15,399)	$115,411
Net income (loss) attributable to Gannett margin	12.0%	6.6%	NM	(2.7)%
Adjusted EBITDA margin (non-GAAP basis)	15.6%	12.6%	NM	14.0%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5 (continued)	Year ended December 31, 2022
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$112,526	$26,919	$(217,447)	$(78,002)
Provision for income taxes	—	—	1,349	1,349
Interest expense	—	—	108,366	108,366
Gain on early extinguishment of debt	—	—	(399)	(399)
Non-operating pension income	(58,953)	—	—	(58,953)
Depreciation and amortization	137,931	26,431	17,660	182,022
Integration and reorganization costs	60,000	1,108	26,866	87,974
Other operating expenses	727	—	1,165	1,892
Asset impairments	1,056	—	—	1,056
(Gain) loss on sale or disposal of assets, net	(7,057)	179	(5)	(6,883)
Share-based compensation expense	—	—	16,751	16,751
Other items	1,445	2,943	(2,278)	2,110
Adjusted EBITDA (non-GAAP basis)	$247,675	$57,580	$(47,972)	$257,283
Net income (loss) attributable to Gannett margin	4.3%	5.7%	NM	(2.6)%
Adjusted EBITDA margin (non-GAAP basis)	9.5%	12.3%	NM	8.7%
NM indicates not meaningful.

	Year ended December 31, 2021
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$336,099	$18,442	$(489,503)	$(134,962)
Provision for income taxes	—	—	48,250	48,250
Interest expense	—	—	135,748	135,748
Loss on early extinguishment of debt	—	—	48,708	48,708
Non-operating pension income	(95,357)	—	—	(95,357)
Loss on convertible notes derivative	—	—	126,600	126,600
Depreciation and amortization	157,212	30,061	16,685	203,958
Integration and reorganization costs	15,960	1,710	31,614	49,284
Other operating expenses	—	—	20,952	20,952
Asset impairments	3,976	—	—	3,976
Loss (gain) on sale or disposal of assets, net	17,468	(604)	344	17,208
Share-based compensation expense	—	—	18,439	18,439
Other items	(1,385)	1,351	(9,058)	(9,092)
Adjusted EBITDA (non-GAAP basis)	$433,973	$50,960	$(51,221)	$433,712
Net income (loss) attributable to Gannett margin	11.6%	4.2%	NM	(4.2)%
Adjusted EBITDA margin (non-GAAP basis)	15.0%	11.5%	NM	13.5%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended December 31,		Year ended December 31,
In thousands	2022	2021	2022	2021
Net income (loss) attributable to Gannett	$32,767	$(22,448)	$(78,002)	$(134,962)
(Gain) loss on early extinguishment of debt	(2,663)	22,712	(399)	48,708
Loss on convertible notes derivative	—	—	—	126,600
Integration and reorganization costs	27,520	13,817	87,974	49,284
Other operating expenses	227	9,598	1,892	20,952
Asset impairments	46	842	1,056	3,976
Loss (gain) on sale or disposal of assets, net	2,729	8,002	(6,883)	17,208
Other items	(932)	(11,783)	(1,596)	(11,783)
Subtotal	59,694	20,740	4,042	119,983
Tax impact of above items (1)	(6,489)	(10,698)	(19,754)	(63,152)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$53,205	$10,042	$(15,712)	$56,831
(1)Beginning with the fourth quarter of 2022, the Company calculated the tax impact of the items impacting Adjusted Net income (loss) attributable to Gannett using a combined U.S. federal statutory income tax rate and a State and Local tax rate of 24.1% (the "Combined Tax Rate"). As most of our operations are in the U.S. and the Company expects to pay the Combined Tax Rate, the Company believes this methodology provides for a more accurate representation of our business and the tax impacts affecting Adjusted net income (loss) attributable to Gannett. For the first three quarters of 2022, and for each quarter during the year ended December 31, 2021, the Company calculated the tax impact of items impacting Adjusted Net income (loss) attributable to Gannett based on a full recalculation of the estimated annual effective tax rate and the annual tax expense, which resulted in volatility of the tax impact of items affecting Adjusted Net income (loss) attributable to Gannett due to estimates used in the quarterly tax calculation. As a result and as reflected on the table, the Company has recast the tax impact of items impacting Adjusted Net income (loss) attributable to Gannett for the first three quarters of 2022, and for each quarter during the year ended December 31, 2021.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended December 31,		Year ended December 31,
In thousands	2022	2021	2022	2021
Cash provided by (used for) operating activities (GAAP basis)	$7,794	$(5,894)	$40,776	$127,453
Capital expenditures	(9,433)	(12,295)	(45,376)	(39,560)
Free cash flow (non-GAAP basis)(1)	$(1,639)	$(18,189)	$(4,600)	$87,893
(1) For the three months ended December 31, 2022 and 2021, free cash flow was negatively impacted by interest paid of $35.5 million and $23.6 million, respectively, and integration and reorganization costs of $13.8 million and $11.7 million, respectively. In addition, for the three months ended December 31, 2021, free cash flow was negatively impacted by other costs, which primarily represented third-party fees related to the 2026 Senior Notes and the New Senior Secured Term Loan of $8.8 million. For the year ended December 31, 2022 and 2021, free cash flow was negatively impacted by interest paid of $86.5 million and $103.9 million, respectively, integration and reorganization costs of $64.8 million and $69.0 million, respectively, and other costs, which primarily represented third-party fees related to the our five-year, senior-secured term loan facility in an aggregate principal amount of $1.045 billion, the 2026 Senior Notes, and the New Senior Secured Term Loan of $3.3 million and $19.6 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended December 31,			Year ended December 31,
In thousands	2022	2021	% Change	2022	2021	% Change
Total revenues	$730,664	$826,539	(11.6)%	$2,945,303	$3,208,083	(8.2)%
Acquired revenues	(11,052)	—	***	(40,516)	—	***
Currency impact	7,730	—	***	24,245	—	***
Exited operations(1)	—	(16,004)	***	—	(57,200)	(100.0)%
Same store total revenues	$727,342	$810,535	(10.3)%	$2,929,032	$3,150,883	(7.0)%

Advertising and marketing services revenues	$375,567	$430,674	(12.8)%	$1,496,137	$1,651,161	(9.4)%
Acquired revenues	(6,818)	—	***	(24,549)	—	***
Currency impact	4,863	—	***	15,077	—	***
Exited operations(1)	—	(14,729)	***	—	(49,994)	(100.0)%
Same store advertising and marketing services revenues	$373,612	$415,945	(10.2)%	$1,486,665	$1,601,167	(7.2)%

Circulation revenues	$256,679	$307,276	(16.5)%	$1,084,637	$1,249,674	(13.2)%
Acquired revenues	(3,462)	—	***	(11,940)	—	***
Currency impact	2,097	—	***	6,703	—	***
Exited operations(1)	—	(1,241)	***	—	(6,771)	(100.0)
Same store circulation revenues	$255,314	$306,035	(16.6)%	$1,079,400	$1,242,903	(13.2)%

Other revenues	$98,418	$88,589	11.1%	$364,529	$307,248	18.6%
Acquired revenues	(772)	—	***	(4,027)	—	***
Currency impact	770	—	***	2,465	—	***
Exited operations(1)	—	(34)	***	—	(435)	(100.0)%
Same store other revenues	$98,416	$88,555	11.1%	$362,967	$306,813	18.3%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - TOTAL DIGITAL and DIGITAL-ONLY CIRCULATION REVENUES
(Unaudited)

Table No. 9	Three months ended December 31,			Year ended December 31,
In thousands	2022	2021	% Change	2022	2021	% Change
Total Digital revenues	$269,234	$272,643	(1.3)%	$1,038,580	$1,027,946	1.0%
Acquired revenues	(2,045)	—	***	(7,034)	—	***
Currency impact	3,306	—	***	10,195	—	***
Exited operations(1)	—	(1,043)	***	—	(5,097)	***
Same store total digital revenues	$270,495	$271,600	(0.4)%	$1,041,741	$1,022,849	1.8%

	Three months ended December 31,			Year ended December 31,
In thousands	2022	2021	% Change	2022	2021	% Change
Digital-only circulation revenues	$35,487	$27,585	28.6%	$132,618	$100,488	32.0%
Acquired revenues	(54)	—	***	(217)	—	***
Currency impact	164	—	***	524	—	***
Exited operations(1)	—	(96)	***	—	(398)	***
Same store digital-only circulation revenues	$35,597	$27,489	29.5%	$132,925	$100,090	32.8%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended December 31,			Year ended December 31,
In thousands	2022	2021	% Change	2022	2021	% Change
Total revenues - Digital Marketing Solutions	$121,112	$113,210	7.0%	$468,883	$442,299	6.0%
Currency impact	974	—	***	2,717	—	***
Exited operations(1)	—	—	—%	—	(817)	***
Same store total revenues - Digital Marketing Solutions	$122,086	$113,210	7.8%	$471,600	$441,482	6.8%
*** Indicates a percentage change greater than 100.
(1)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Full Year 2023
Net income (loss) attributable to Gannett	($20M) to $10M
Provision for income taxes	$0M to $20M
Interest expense	$100M to $110M
Non-operating pension income	~($15M)
Depreciation and amortization	~$165M
Integration and reorganization costs	$15M to $25M
Share-based compensation expense	~$20M
Other items	~$0M
Adjusted EBITDA (non-GAAP basis)	$280M to $300M
(1)    Projections are based on Company estimates as of February 23, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

	Twelve months ended December 31, 2022 (Est.)	Twelve months ended December 31, 2023 (Est.)(3)
Table No. 12
Total revenues	$2.95B(4)	$2.75B to $2.80B
Acquired revenues	—	~($10M)
Currency impact	—	~$10M
Exited operations(3)	($46M)	—
Same store total revenues	$2.90B	$2.75B to $2.80B
(1)    Projections are based on Company estimates as of February 23, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2022, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.
(4)    Total revenues as reported.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
FREE CASH FLOW
(Unaudited)

Table No. 13	Full Year 2023
Cash provided by operating activities (GAAP basis)	$120M to $140M
Capital expenditures	~$40M
Free cash flow (non-GAAP basis)	$80 to $100M
(1)    Projections are based on Company estimates as of February 23, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Free cash flow, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Free cash flow outlook.